CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated August 28, 2015 with respect to the consolidated financial statements, schedule and internal control over financial reporting of Oclaro, Inc. included in the Annual Report on Form 10-K for the year ended June 27, 2015, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement, and to the use of our name as it appears under the caption “Experts.”
/s/ GRANT THORNTON LLP
San Francisco, California
July 8, 2016